SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release is entered into by and between Mark Webb ("Employee") and Travelzoo Local Inc., a subsidiary of Travelzoo Inc. ("Employer") (collectively referred to herein as "the Parties").

I. RECITALS

1.1. Employee is employed by Employer in the position of President, Local Deals pursuant to a written employment agreement dated January 1, 2013 (the "Employment Agreement").

1.2. Pursuant to the provisions of the Employment Agreement, Employee was notified on April 7, 2014 that employment with Employer will terminate. Employee will remain available for any questions which the Company may have in relation to any clients and would of course remain subject to his obligations to Travelzoo through May 1, 2014 (the "Termination Date"). Employee shall receive Employee's wages and any unused vacation time the "Termination Date", less deductions required by law, in accordance with Employer's customary payroll practices. Employee cannot work or provide services to any other person or for himself prior to the Termination Date.

1.3. In consideration of Employee's service and to assist in his transition to new employment, Employer is hereby offering Employee severance pay, subject to the terms and conditions set forth below.

ACCORDINGLY, in consideration of the terms, conditions and agreements set forth below, Employer and Employee agree as follows:

II. AGREEMENTS

2.1. Severance Payment. Subject to Employee's execution of this Agreement, Employer will pay Employee $210,000, less applicable taxes and withholdings ("Severance Payment") to be paid in lump sum, following the Revocation Period set forth in Section 2.18 of this Agreement, in accordance with Employer's customary payroll practices.

2.2 Benefits. Employer will pay the Employer portion of Employee's group health insurance through November 30, 2014. Employer will not contest Employee's eligibility for unemployment benefits after the Termination Date.

2.3 Non-Disparagement. Employee and Employer agrees that Employee and Employer will not directly or indirectly, publish or disseminate to the media or any individual or entity information that is critical, derogatory or otherwise intended to disparage Employee and/or Employer or Employer's business, senior executives or officers, whether such information is acquired during or after Employee's employment with Employer. In addition, Employee and Employer agrees that Employee and Employer will not make any remarks which may damage or discredit the reputation of Employee and the reputation of Employer's products, or otherwise adversely affect the goodwill of its business, or be harmful to its business relationships.

Notwithstanding the foregoing, nothing herein or elsewhere shall prevent either party from making disclosures or truthful statements required by law or by court, arbitrator, governmental body or other person with apparent authority to require such disclosures or statements.

Employer agrees that in response to all employment reference checks concerning Employee, Employer will confirm the dates of employment, title, and rate of pay of Employee and provide no additional information with regard to employee references, in accordance with Employer's policy.

2.4 General Release. Subject only to Claims Not Affected by Release and except for the rights and benefits specifically provided in this Agreement, Employee releases and discharges Employer, and each of its respective past, present and future shareholders, officers, directors, employees, agents, insurers, attorneys and parent, affiliated or related entities, and their respective successors and assigns ("Released Parties"), from all claims, demands, actions, rights, damages, costs, losses, expenses, compensation and other legal responsibilities, known or unknown, of any kind, which Employee may own or hold against any of the Released Parties at any time through the effective date of this Agreement. The rights and claims released by this Agreement include, but are not limited to, all claims of whatever kind or nature that may exist relating to, arising out of or in connection with Employee's employment or the termination of such employment, whether such claims are presently known or are hereafter discovered or whether they are foreseen or unforeseen as of the date hereof. This release applies, without limitation, to any and all claims for employment discrimination, harassment or retaliation under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (including the Older Worker Benefit Protection Act); the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Workers Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act, the Americans with Disabilities Act of 1990, the New York Human Rights Law, the New York City Human Rights Laws, the New York Aids Testing Confidentiality Act, the New York Equal Pay Law, the New York Persons With Disabilities Law, Civil Rights Law, the New York Genetic Testing Confidentiality Law, the New York Nondiscrimination Against Genetic Disorders Law, the New York Smokers Rights Law, the New York Equal Rights Law, the New York Discrimination by Employment Agencies Law, the New York Bone Marrow Leave Law, the New York Adoptive Parents Child Care Leave Law, the New York Cancer Victim Bias Law, Article 1, Section 11 of the New York State Constitution; N.Y. Workers' Compensation Law, or any other state, federal or local statute or regulation applicable to Employer, including any claim for intentional or negligent infliction of emotional distress, physical injury, violation of any public policy, breach of any implied or express contract, any claim for stock options, any claim for wrongful termination, fraud, intentional or negligent misrepresentation, and all other legal and equitable causes of action whatsoever and all remedies for such claims. The release of claims made by Employee in this Agreement does not apply to claims that arise after the date this Agreement is executed. Employee certifies that as of the date of this Release, he has reported all accidents, injuries or illnesses relating to or arising from her employment with the Employer.

The release of claims made by Employee in this Agreement does not apply to (a) claims that arise after the date this Agreement is executed, (b) any rights or claims for indemnification Employee may have pursuant to any written indemnification agreement with the Employer to which he is a party, the charter, bylaws or other governing documents of the Company, or under applicable law, or under directors and officers liability, errors and omissions or other insurance policies including any run-off endorsement relating thereto, or otherwise.

2.5 Unknown Claims. Employee understands that the release set forth above includes claims which Employee knows about and those Employee may not know about.

2.6 Claims Not Affected by Release. This Release does not affect Employee's right to apply for continuation or conversion of insurance coverage to the extent that the Employer's insurance plans or applicable law provide for such continuation or conversion, or to any claim for disability or unemployment compensation to which Employee is entitled by law. This Release does not waive any rights or claims Employee may have under the Age Discrimination in Employment Act which arise after the date Employee signs this Agreement.

2.7 Agreement Not To Sue and Warranty. Employee promises that he has not and will not file any suit, charge, complaint, grievance, action or other proceeding with any federal, state or local agency, court, organization, judicial forum or other tribunal asserting any claim that is released in Section 2.4 above, and warrants that he has not assigned to any other person or entity the right to file any claims that are released in Section 2.4 above, nor will he permit any person, group of persons, or organization to take such action on her behalf.

2.8 Non-Admissions. It is understood that by offering or entering into this Agreement, neither Employee nor Employer has admitted any liability or wrongdoing whatsoever. No final findings or final judgments have been made and Employee does not purport and will not claim to be prevailing party, to any degree or extent, nor will this Agreement or its terms be admissible in any proceeding other than a proceeding for breach of the terms contained herein.

2.9 Return of Property. Employee promises to return all of Employer's property, including all work in progress, files, photographs, notes, records, credit cards, keys, access cards, computer, and other company or customer documents, products or property which he has received in the course of his employment, or which reflect in any way any confidential or proprietary information of Employer.

2.10 Prior Agreements. Nothing in this Agreement shall be deemed to relieve Employee of any of Employee's obligations and covenants as set forth in Sections 5, 6 and 11 of the Employment Agreement.

2.11     Confidentiality of Severance Offer and Benefits. Except to the extent required by law (e.g., to submit a tax return or compliance with a lawful subpoena), Employee warrants that he has not disclosed, and promises that he will not disclose, the offer or payment of severance benefits for any reason to any person other than members of his immediate family and professional representatives, who shall be informed of and bound by the same promise of confidentiality.

2.12 Consequences of Violation of Agreement. If either party violates his or its promises in this Agreement, the other party shall be entitled to recover, in addition to any other damages or remedies, such party's attorneys' fees and costs in defending against the claim or enforcing the terms of this Agreement.

2.13 Reemployment or Reinstatement. Employee hereby waives any right to and agrees not to apply or reapply for employment and agrees that Employer has no obligation, contractual or otherwise, to rehire, reemploy or recall his in the future. The existence of this Agreement shall be a valid, non-discriminatory basis for rejecting any such application or, in the event Employee obtains such employment, to terminate such employment.

2.14 Entire Agreement. This Agreement sets forth all agreements and understandings between Employee and Employer and supersedes any prior agreements, understandings or promises between them, except for Sections 5, 6 and II of the Employment Agreement. Employee acknowledges that he has not relied on any inducements that are not set forth herein.

2.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

2.16 Severability. If any term, provision, or portion of this Agreement is held unenforceable by any tribunal, it shall be deemed automatically adjusted to the extent necessary to conform to the requirements for validity as declared at such time and, as adjusted, shall be deemed a provision of this Agreement as if originally included herein. In the event that an invalidated provision is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as if it had never been included herein. In either case, the remaining provisions shall remain in full force and effect.

2.17 Consultation with Attorney. Employee acknowledges that he has been advised by and consulted her attorney, that he has had a reasonable period of time in which to consider the terms of this Agreement, and he has specifically consulted (or has the opportunity to consult) his attorneys regarding this Release and all of its terms. Employee specifically acknowledges that he was counseled by a representative of Employer to seek the advice of counsel concerning this Agreement and its meaning and effect.

2.18     Time for Consideration and Employee's Right to Review Agreement.

a. Review Period. Employee has been given a period of sixty (60) days to consider whether to sign this Agreement. Employee can use as much or little of this period as Employee chooses. Employee has freely elected to execute this Agreement on the date set forth below. Employee hereby acknowledges that Employee's execution of this Agreement and release is made knowingly and that Employee has been advised of and afforded the proper time for consideration and revocation of this Agreement and Release.

a. Attorney Advice. Employee has been advised of the opportunity to consult with an attorney before execution of this Agreement.

b. Revocation Period. This Agreement may be revoked for a period of seven (7) days after Employee signs it. Revocation must be made to Gretchen Johnson, SVP Human Resources by fax at (212) 484-4944 or by email at gjohnson@travelzoo.com. For the revocation to be effective, written notice must be received no later than the close of business on the seventh calendar day after Employee signs this Agreement. If Employee revokes this Agreement, it shall not be effective in any respect and Employer shall have no obligation to provide the Severance Payment referred to in Section 2.1. If Employee does not revoke this Agreement in accordance with this subsection c., it shall be enforceable and irrevocable except by mutual agreement of the parties hereto, executed in writing.

c.     Eligibility Criteria. All employees of Travelzoo Local Inc. employed in
New York whose employment is being terminated as part of a reduction in force on April 7,
2014 are eligible for the Severance Payment in Section 2.1.

d. List of Participants. The Attachment to this Agreement contains a list organized by (i) job title, and (ii) age as of April 7, 2014 of all employees employed by Travelzoo Local Inc. in New York whose positions are or are not being eliminated as the result of the reduction in force.

EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THIS AGREEMENT AND ALL OF ITS TERMS AND IS ENTERING INTO IT VOLUNTARILY ON THE DATE SHOWN BELOW HIS NAME. HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. HE FURTHER ACKNOWLEDGES THAT HE HAS VOLUNTARILY ENTERED INTO THIS AGREEMENT, THAT HIS AGREEMENT IS NOT THE RESULT OF ANY FRAUD, DURESS, COERCION, PRESSURE OR UNDUE INFLUENCE EXERCISED BY OR ON BEHALF OF EMPLOYER, THAT HE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT, AND THAT HE HAS HAD THIS AGREEMENT REVIEWED BY HIS ATTORNEY AND HIS TAX ADVISOR, OR HAS BEEN GIVEN THE OPPORTUNITY BY EMPLOYER TO DO SO.

TRAVELZOO INC.

__________________________    By: __________________________
Mark Webb
__________________________ Print Name: ________________________
Date Signed
Title: ________________________

__________________________
            Date Signed